Lingo Media Inc.

Supplemental Mailing List

In accordance with National Instrument 54-102, any Registered or Beneficial shareholder of Lingo Media Inc. (the “Company”) is entitled to be entered on the Company’s supplemental mailing list to receive interim (quarterly) financial statements of the Company.  If you are not entered on the Company’s supplemental mailing list, you will not receive quarterly financial statements of the Company.

You may choose to receive quarterly financial statements either electronically or by mail.  If you do not wish to receive quarterly financial statements, then you are not required to take any action.  If you wish to receive quarterly financial statements, please check the appropriate box below.  If you wish to receive quarterly financial statements by electronic delivery, please check both boxes below.  You are not required to consent to the electronic delivery of quarterly financial statements.

Please check the appropriate box(es) below, complete the required information, sign, date and mail this form to:  Lingo Media Inc., Suite 890, 151 Bloor Street West, Toronto, ON, Canada,   M5S 1S4.

To be added to the Supplemental Mailing List (to receive quarterly financial statements):

[   ]  I confirm that I am a Registered or Beneficial shareholder of Lingo Media Inc. and I hereby request to be added to the Supplemental Mailing List for distribution of interim (quarterly) financial statements.

[   ]  I confirm that I am a Registered or Beneficial shareholder of Lingo Media Inc. and I hereby request electronic delivery of interim (quarterly) financial statements.

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Date

________________________________

     _____________________________

Registered or Beneficial Shareholder Signature

                  Print Shareholder’s Name

Name________________________________________________________________________

Street __________________________________________

  Apt.#_______

Town/City _____________________ __Prov/State:

            Postal Code

______

My e-mail address is:____________________________________________________________